Exhibit 4.1

BANC OF CALIFORNIA, INC.,

U.S. BANK NATIONAL ASSOCIATION,

as Purchase Contract Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee under the Indenture referred to herein

PURCHASE CONTRACT AGREEMENT

Dated as of May 21, 2014

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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EXHIBITS:

Exhibit A:	Form of Unit
Exhibit B:	Form of Purchase Agreement

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PURCHASE CONTRACT AGREEMENT

PURCHASE CONTRACT AGREEMENT, dated as of May 21, 2014, among BANC OF CALIFORNIA, INC., a Maryland corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, acting as purchase contract agent (the “Purchase Contract Agent”), and U.S. BANK NATIONAL ASSOCIATION, acting as Trustee under the Indenture (as defined herein).

RECITALS

The Company has duly authorized the execution and delivery of this Agreement and the Units and Purchase Contracts issuable hereunder.

All things necessary to make the Units and Purchase Contracts, when such are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

SECTION 1.01. Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)        the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(d)        references herein to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement, unless the context otherwise requires; and

(e)        the following terms have the meanings given to them in this Section 1.01(e):

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” means the average of the Daily VWAPs of the Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Mandatory Settlement Date.

“applicants” has the meaning set forth in Section 7.12(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Combination” has the meaning set forth in Section 5.02.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock means, on any date of determination (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on the NASDAQ Global Select Market on such date or, if the Common Stock is not listed for trading on the NASDAQ Global Select Market on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed; or (ii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the Pink OTC Markets Inc. or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained by the Company for this purpose.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value, of the Company, subject to Section 5.02.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.

“Corporate Trust Office” means the corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business in New York, New York shall be principally administered, which office at the date hereof is located at U.S. Bank Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005, except that with respect to presentation of Units for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Purchase Contract Agent at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 100 Wall Street, Suite 1600, New York, New York 10005; Attention: Account Manager — Banc of California and U.S. Bank Corporate Trust Services, 60 Livingston Avenue, 1st Floor, St. Paul, Minnesota 55107; Attention: Account Manager — Banc of California, or, in the case of any of such offices or agency, such other address as the Purchase Contract Agent may designate from time to time by notice to the Company.

“Daily VWAP” of the Common Stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg page BANC <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form. “Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Dividend Threshold Amount” has the meaning set forth in Section 5.01(a)(iv).

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Mandatory Settlement Date” has the meaning set forth in Section 5.05(a).

“Early Mandatory Settlement Notice” has the meaning set forth in Section 5.05(b).

“Early Mandatory Settlement Rate” shall be the Maximum Settlement Rate, unless the Closing Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the Notice Date exceeds 130% of the Threshold Appreciation Price in effect on each such Trading Day, in which case the “Early Mandatory Settlement Rate” shall be the Minimum Settlement Rate.

“Early Mandatory Settlement Right” has the meaning set forth in Section 5.05(a).

“Early Settlement” has the meaning set forth in Section 5.04(a).

“Early Settlement Date” has the meaning set forth in Section 5.04(b).

“Early Settlement Notice” has the meaning set forth in Section 5.04(b)(i).

“Early Settlement Rate” for each Purchase Contract means the Minimum Settlement Rate in effect immediately prior to the close of business on the Early Settlement Date, unless the Holder elects to settle such Purchase Contract in connection with a Fundamental Change, as described in Section 5.03, in which case such Holder shall receive upon settlement of such Purchase Contract a number of shares of Common Stock (or applicable property) based on the Fundamental Change Early Settlement Rate in effect immediately prior to the close of business on the Early Settlement Date, subject to adjustment in the same manner and at the same time as each Fixed Settlement Rate is adjusted pursuant to Section 5.01.

“Effective Date” has the meaning set forth in Section 5.03(c).

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“expiration date” has the meaning set forth in Section 1.04(e).

“Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Expiration Time” has the meaning set forth in Section 5.01(a)(v).

“Ex-Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fixed Settlement Rate” has the meaning set forth in Section 4.01.

“Fundamental Change” shall be deemed to occur if any of the following occurs:

(a)        a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Common Stock; or

(b)        consummation of any consolidation or merger of the Company or similar transaction with, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole, to, any Person other than one of the Company’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property;

provided, however, that (i) any transaction or event described in clause (a) or (b) above where the holders of the Company’s voting stock immediately prior to such event own, directly or indirectly, more than 50% of the voting stock of the continuing or surviving person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a Fundamental Change under such clause (a) or (b) as the case may be; (ii) a Fundamental Change shall not be deemed to have occurred as a result of a transaction or event described in clause (b) above if at least 90% of the consideration received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions and (iii) a transaction or event that constitutes a Fundamental Change under both clauses (a) and (b) above will be deemed to constitute a Fundamental Change solely under clause (b) of this definition of “Fundamental Change.”

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 5.03(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 5.03(c).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 5.03(a).

“Global Note” means a Registered Global Security, as defined in the Indenture, that shall evidence the number of Separate Notes specified therein.

“Global Purchase Contract” means a Purchase Contract in global form that (i) shall evidence the number of Separate Purchase Contracts specified therein, (ii) shall be registered on the books and records of the Purchase Contract Agent in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that (i) shall evidence the number of Units specified therein, (ii) shall be registered on the books and records of the Purchase Contract Agent in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Units or Purchase Contracts, as the case may be, have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Units or Purchase Contracts, as the case may be, remain in the form of one or more Global Securities and if the Depositary that is the registered holder of such Global Security has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units or Purchase Contracts, as the case may be, are credited on the related record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indenture” means the Junior Subordinated Indenture dated as of May 21, 2014, between the Company and the Trustee (including any provisions of the Trust Indenture Act that are deemed incorporated therein), as supplemented by the Supplemental Indenture.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

“Mandatory Settlement Date” means May 15, 2017.

“Market Disruption Event” means any of the following events that has occurred (i) any suspension of, or limitation imposed on, trading by the NASDAQ Global Select Market during the one-hour period prior to the close of trading for the regular trading session on the NASDAQ Global Select Market (or for purposes of determining Daily VWAP any period or periods aggregating one half hour or longer), whether by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise, relating to the Common Stock or in futures or options contracts relating to the Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the NASDAQ Global Select Market (or for purposes of determining Daily VWAP any period or periods aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Common Stock on the NASDAQ Global Select Market or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day. For the purposes of determining a “Market Disruption Event,” if the Common Stock is not listed on the NASDAQ Global Select Market, the term “NASDAQ Global Select Market” in this definition shall be deemed to be replaced by the principal national securities exchange on which the Common Stock is listed for trading.

“Maximum Settlement Rate” has the meaning set forth in Section 4.01.

“Merger Common Stock” has the meaning set forth in Section 5.02(b)(i).

“Merger Valuation Percentage” for any Business Combination shall be equal to (x) the arithmetic average of the Closing Prices of one share of the Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Price” were references to the “Merger Common Stock” for such Business Combination), divided by (y) the arithmetic average of the Closing Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Business Combination means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Business Combination.

“Minimum Settlement Rate” has the meaning set forth in Section 4.01.

“Minimum Stock Price” has the meaning set forth in Section 5.03(e)(iii).

“Notes” means the series of notes designated as the “7.50% Junior Subordinated Amortizing Notes due May 15, 2017” to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $10.604556.

“Notice Date” has the meaning set forth in Section 5.05(b)(ii).

“Officers’ Certificate” when used with respect to the Company, means a certificate signed by the Chief Executive Officer, any Vice Chairman, the President, any of the Executive Vice Presidents or any of the Senior Vice Presidents, and the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or the General Counsel, and delivered to the Purchase Contract Agent.

“Open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent and/or Trustee as applicable. An opinion of counsel may rely on certificates as to matters of fact and shall include the statements provided in Section 1.02 if and to the extent required thereby.

“Outstanding Purchase Contracts” means, as of the date of determination, all Purchase Contracts theretofore authenticated, executed and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(i)        Purchase Contracts theretofore cancelled by the Purchase Contract Agent or received by the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(ii)       Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite number of the Purchase Contracts have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Purchase Contracts owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Purchase Contracts, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Purchase Contracts that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded.

“Participant” has the meaning set forth in Section 2.03(a).

“Paying Agent” has the meaning set forth in Section 10.02.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Prospectus Supplement” means the Prospectus Supplement dated May 15, 2014, related to the Units.

“Purchase Contract” means the contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter, in each instance, “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03(a).

“Record Date” means, for purposes of Section 5.01, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Price” has the meaning set forth in Section 4.01.

“Reference Property” has the meaning set forth in Section 5.02.

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Repurchase Right” has the meaning set forth in the Indenture.

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer assigned to the corporate trust department (or any successor division or unit) of the Purchase Contract Agent located at the Corporate Trust Office, who shall have direct responsibility for the administration of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Rate” has the meaning set forth in Section 4.01.

“Similar Law” means any federal, state, local, non-U.S., or other laws or regulations that are substantially similar to any of the provisions of ERISA or Section 4975 of the Code.

“Stated Amount” means $50.

“Stock Price” has the meaning set forth in Section 5.03(c).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Supplemental Indenture” means the First Supplemental Indenture, dated as of May 21, 2014, between the Company and the Trustee, pursuant to which the Notes will be issued.

“Termination Event” means the occurrence of any of the following events:

(i)        at any time on or prior to the Mandatory Settlement Date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable Federal or state law and, if such judgment, decree or order shall have been entered more than 60 days prior to the Mandatory Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii)       at any time on or prior to the Mandatory Settlement Date, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and, if such decree or order shall have been entered more than 60 days prior to the Mandatory Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii)      at any time on or prior to the Mandatory Settlement Date, the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

For the avoidance of doubt, a “Termination Event” shall not include any event described in clauses (i) through (iii) above with respect to any Subsidiary of the Company.

“Threshold Appreciation Price” has the meaning set forth in Section 4.01.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Select Market is open for trading or, if the Common Stock is not then listed on the NASDAQ Global Select Market, the principal other United States national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then listed or admitted for trading is open for trading. If the Common Stock (or other security for which a Daily VWAP must be determined) is not listed or admitted for trading as described in clause (ii) of the immediately preceding sentence, “Trading Day” means a “Business Day.”

“Trustee” means U.S. Bank National Association, as trustee under the Indenture, or any successor thereto.

“Unit” means the collective rights of a Holder of a unit consisting of one Purchase Contract and one Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Unit of Reference Property” has the meaning set forth in Section 5.02.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VWAP” per share of any Capital Stock or similar equity interest on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the relevant Bloomberg page in respect of the period from the scheduled open of trading on such Trading Day until the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such Capital Stock or similar equity interest on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

SECTION 1.02. Compliance Certificates and Opinions.  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished unless so specified in such provision.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)        a statement that each individual signing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(ii)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii)      a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Purchase Contract Agent.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her Officers’ Certificate or Opinion of Counsel is based are erroneous. Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders; Record Dates.    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c)        The ownership of Purchase Contracts shall be proved by the Security Registrar upon review of the Security Register.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Purchase Contract shall bind every future Holder of the same Purchase Contract and the Holder of such Purchase Contract issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Purchase Contract.

(e)        The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Purchase Contracts entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Purchase Contracts. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Purchase Contracts on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Purchase Contracts, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable expiration date by Holders of the requisite number of Outstanding Purchase Contracts on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Purchase Contracts on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Purchase Contract Agent in writing and to each Holder of Purchase Contracts in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “expiration date” and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the Purchase Contract Agent in writing, and to each Holder of

Purchase Contracts in the manner set forth in Section 1.06, prior to or on the existing expiration date. If an expiration date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date as provided in this paragraph. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date.

SECTION 1.05. Notices.  Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Account Manager — Banc of California

If to the Trustee:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Account Manager — Banc of California

If to the Company:

Banc of California, Inc.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

Attention: Ronald J. Nicolas Jr., Chief Financial Officer

Facsimile: (949) 777-5118

with a courtesy copy, which shall not constitute notice for purposes of the notice requirements hereunder, to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Matthew M. Guest, Esq.

Facsimile: (212) 403-2341

with a courtesy copy, which shall not constitute notice for purposes of the notice requirements hereunder, to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Daniel Keating, Esq.

Facsimile: (202) 637-5910

The Purchase Contract Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Purchase Contract Agent to be authorized to give instructions and directions on behalf of the Company. The Purchase Contract Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Purchase Contract Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 1.06. Notice to Holders; Waiver.    Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders with respect to whom such notice is properly given. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07. Effect of Headings and Table of Contents.    The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08. Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.09. Separability Clause.  In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Agreement.  Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

SECTION 1.11. Governing Law.      THIS AGREEMENT, THE UNITS AND THE PURCHASE CONTRACTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE UNITS OR THE PURCHASE CONTRACTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.12. Judicial Proceedings.

(a)        Each of the Company and the Purchase Contract Agent expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Contracts.

(b)        Each of the Company and the Purchase Contract Agent agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 1.12(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c)        Nothing in this Section 1.12 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

SECTION 1.13. Legal Holidays.  In any case where any Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as applicable, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay, except that, if such next succeeding Business Day is in the next succeeding calendar year, such settlement shall be made on the immediately preceding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as applicable.

SECTION 1.14. Counterparts.    This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 1.15. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Person providing to the Purchase Contract Agent reasonable evidence that it is a Beneficial Owner.

SECTION 1.16. Waiver of Jury Trial.  EACH OF THE COMPANY, THE PURCHASE CONTRACT AGENT, THE TRUSTEE AND EACH HOLDER OF AN EQUITY-LINKED SECURITY, BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.17. Force Majeure.  In no event shall either of the Purchase Contract Agent or the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.18. Calculations.  The solicitation of any necessary bids and calculations to be made hereunder shall be the obligation of the Company. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Early Mandatory Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, the Daily VWAP and the VWAP, as the case may be. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and on the Holders. For any calculations to be made by the Company or its agent as contemplated pursuant to the terms hereof, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy and completeness of the calculations by the Company or its agent without independent verification, shall in no event be deemed to have acted negligently (even if information so provided would reflect manifest error) and shall have no liability to the Holders for any loss or damages any of them may incur, in each case, as a result of or in connection with no Purchase Contract Agent, Trustee or any other independent verification having been undertaken or completed. For the avoidance of doubt, none of the Purchase Contract Agent, Trustee or Paying Agent shall be obligated to make any calculations hereunder or in connection herewith.

SECTION 1.19. UCC.    Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

SECTION 1.20. Conflict with Indenture.  To the extent that any provision of this Purchase Contract Agreement relating to or affecting the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

SECTION 1.21. U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Purchase Contract Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Purchase Contract Agent. The parties to this Agreement agree that they will provide the Purchase Contract Agent with such information as it may request in order for the Purchase Contract Agent to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE II

UNIT AND PURCHASE CONTRACT FORMS

SECTION 2.01. Forms of Units and Purchase Contracts Generally.    The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be, and hereby are, incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

Each Unit, upon authentication, execution and delivery thereof hereunder, shall initially consist of (i) the number of Purchase Contracts as shall be indicated in the Purchase Contract attached thereto as Attachment 3 and (ii) the number of Notes as shall be indicated in the Note attached thereto as Attachment 4, in each case as such numbers may from time to time be reduced or increased, as appropriate in accordance with the terms of this Agreement.

Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Unit and Global Purchase Contract authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT/PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL [UNIT/PURCHASE CONTRACT] IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL [UNIT/PURCHASE CONTRACT] IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.”

SECTION 2.02. Form of Purchase Contract Agent’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract, respectively, attached hereto.

SECTION 2.03. Global Securities; Separation of Units.

(a)        On any Business Day during the period beginning on, and including, the Business Day immediately succeeding the date of this Agreement to, but excluding, the third Business Day immediately preceding the Mandatory Settlement Date, a Holder or Beneficial Owner of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (05990K130) and (05990KAB2), in which case that Unit will cease to exist. Beneficial interests in a Unit, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in Units, Separate Purchase Contracts and Separate Notes will be evidenced by Global Units, Global Purchase Contracts and Global Notes, respectively. In order to separate a Unit into its component parts, a

Beneficial Owner must deliver written instructions to the broker or other direct or indirect participant (the “Participant”) through which such Beneficial Owner holds an interest in such Unit to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Owner’s election to separate such Unit, unless such Unit is in the form of a Definitive Security, in which case the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b)        Holders which elect to separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and the Company shall not be responsible for any such fees or expenses.

SECTION 2.04. Recreation of Units.

(a)        On any Business Day during the period beginning on, and including, the Business Day immediately succeeding the date of this Agreement to, but excluding, the third Business Day immediately preceding the Mandatory Settlement Date, a Holder or Beneficial Owner of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number for the Units (05990K700)), in which case each such Separate Purchase Contract and Separate Note will cease to exist. In order to recreate a Separate Purchase Contract and Separate Note into a Unit, a Beneficial Owner must deliver written instructions to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note and to notify DTC through DTC’s DWAC System of such Beneficial Owner’s election to recreate a Unit, unless such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, in which case the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b)        Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and the Company shall not be responsible for any such fees or expenses.

ARTICLE III

THE UNITS AND PURCHASE CONTRACTS

SECTION 3.01. Amount and Denominations.    The aggregate number of Units and Separate Purchase Contracts authenticated, executed on behalf of the Holders and delivered hereunder is limited to 1,380,000, except for Units and Separate Purchase Contracts authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, 3.05, 3.10 or 8.05. Equity-Linked

Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof.

SECTION 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities.  Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with each such Unit and each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and the Company under one Unit or one Separate Purchase Contract, respectively.

Prior to the delivery of shares of Common Stock under each Purchase Contract (whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

SECTION 3.03. Execution, Authentication, Delivery and Dating.  Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company to the Purchase Contract Agent and the Trustee for authentication by the Purchase Contract Agent and the Trustee, execution on behalf of the Holders by the Purchase Contract Agent and delivery by the Purchase Contract Agent and the Trustee, together with the Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and the Trustee in accordance with such Issuer Order shall, as appropriate, authenticate, execute on behalf of the Holders and deliver such Equity-Linked Securities. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Company shall not be required to deliver an Opinion of Counsel to the Purchase Contract Agent or the Trustee in connection with or otherwise as a condition to the execution, authentication or delivery of Equity-Linked Securities that are to be executed, authenticated or delivered on the date hereof.

The Equity-Linked Securities shall be executed on behalf of the Company by any officer of the Company authorized to so act pursuant to a resolution of the Board of Directors. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Purchase Contract Agent and the Trustee by manual signature, and such certificate upon any

Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

SECTION 3.04. [Reserved].  [Reserved.]

SECTION 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the designated transferee or transferees, and the Purchase Contract Agent and the Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver the Equity-Linked Securities that the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Purchase Contract Agent and the Trustee duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company may require payment from the Holder of a sum sufficient to cover any applicable tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 8.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall not be obligated to authenticate, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall not be obligated to deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest of the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date or any Fundamental Change Early Settlement Date shall have occurred with respect to such Equity-Linked Security, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit).

SECTION 3.06. Book-Entry Interests.  The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a Definitive Unit representing such Beneficial Owner’s interest in such Global Unit, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company in writing. The Purchase Contract Agent and Trustee shall have no responsibility or liability for any action or inaction of DTC, Clearstream, Euroclear or any other depositary or clearing system. Unless and until definitive, fully registered Securities have been issued to Beneficial Owners pursuant to Section 3.09:

(i)        the provisions of this Section 3.06 shall be in full force and effect;

(ii)       except as contemplated in the definition of “Holders” in Section 1.01(e), the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Owners;

(iii)      to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv)      the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

SECTION 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

SECTION 3.08. Appointment of Successor Depositary.    If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

SECTION 3.09. Definitive Securities.  If:

(i)        the Depositary is unwilling or unable to continue as Depositary for the Global Securities and the Company is unable to find a qualified replacement for the Depositary within 90 days;

(ii)       at any time the Depositary ceases to be a Clearing Agency; or

(iii)      the Company in its sole discretion decides to allow some or all Global Securities to be exchangeable for Definitive Securities,

then (x) Definitive Securities shall be prepared by the Company with respect to such Global Securities and delivered to the Purchase Contract Agent and the Trustee, as appropriate, pending delivery as provided in clause (y) below, and (y) upon surrender of such Global Securities by the Depositary, accompanied by registration instructions, the Company shall cause Definitive Securities to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Each Definitive Security so delivered shall evidence Units, Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

SECTION 3.10. Mutilated, Destroyed, Lost and Stolen Securities.    If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity as may be reasonably required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or the Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall not be obligated to authenticate, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall not be obligated to deliver to the Holder, an Equity-Linked Security on or after the Business Day immediately preceding the earliest of the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date or any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities has occurred, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any applicable tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

SECTION 3.11. Persons Deemed Owners.  Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Equity-Linked Security is registered as the absolute owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Unit or Global Purchase Contract, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Unit or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Unit or Global Purchase Contract.

None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or obligation to any Beneficial Owner in a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in Global Securities shall be exercised only through the Depositary subject to the applicable procedures. The Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Purchase Contract Agent, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants of DTC, members or Beneficial Owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.12. Cancellation.  All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of a Purchase Contract shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it. In the case of a Unit or Units surrendered for settlement, the Company and the Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as, the Units so surrendered (other than in the case of settlement on the Mandatory Settlement Date if there shall not remain any unpaid amounts payable by the Company with respect to the Notes, whether in respect of principal, premium or interest thereon or otherwise). The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent; provided, however, that if the Equity-Linked Securities so delivered are Units, the Purchase Contract Agent shall deliver the Notes comprising such Units to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. No Equity-Linked Securities shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph

ARTICLE IV

SETTLEMENT OF THE PURCHASE CONTRACTS

SECTION 4.01. Settlement Rate.    Each Purchase Contract obligates the Company to deliver to each Holder, on the Mandatory Settlement Date, a number of shares of Common Stock (subject to Section 4.04) equal to the Settlement Rate as determined by the Company unless a

Holder settles such Purchase Contract prior to the Mandatory Settlement Date pursuant to Section 5.03, Section 5.04 or Section 5.05.

The “Settlement Rate” is equal to:

(i)        if the Applicable Market Value is equal to or greater than $11.247 (the “Threshold Appreciation Price”), 4.4456 shares of Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii)       if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $9.78 (the “Reference Price”), a number of shares of Common Stock for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value; and

(iii)      if the Applicable Market Value is less than or equal to the Reference Price, 5.1124 shares of Common Stock for each Purchase Contract (the “Maximum Settlement Rate”);

provided that the Maximum Settlement Rate, the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) and the Applicable Market Value shall be subject to adjustment as provided in Article 5.

SECTION 4.02. Representations and Agreements of Holders.  Each purchaser, Holder and beneficial owner of Equity-Linked Securities by its acceptance thereof:

(i)        irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf, and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes, but such appointment shall not create or imply any fiduciary relationship between any Holder and the Purchase Contract Agent;

(ii)       in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Separate Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Separate Purchase Contract or the component Purchase Contract evidencing such Purchase Contract, and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(ii)       consents to, and agrees to be bound by, the provisions hereof;

(iii)      represents and warrants (in both its individual capacity and its representative capacity (if any)), on each day from the date on which such purchaser or Holder acquires its interest in any Units (or either components thereof) to the date on which such purchaser or Holder disposes of its interest in any Units (or either components thereof) and the Common Stock acquired upon settlement of the Purchase Contract component of the Units, that either:

(A)       its purchase and holding of any Units (or either components thereof) and the acquisition of Common Stock upon settlement of the Purchase Contract component of the Units is not made on behalf of or with “plan assets” of (a) any employee benefit plan subject to ERISA or (b) any plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or any applicable Similar Law; or

(B)       if its purchase and holding of such investment is made on behalf of or with “plan assets” of any such plan, account or arrangement, then (a) its purchase and holding of such investment will not result in (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a similar violation under any applicable Similar Laws, (b) neither the Company nor any of its Affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of such investment, and (c) neither the Company nor any of its Affiliates has provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of such investment;

(iv)      in the case of a Holder that holds a Unit and, by acceptance of a beneficial ownership interest in a Unit, each beneficial owner of a beneficial interest in a Unit agrees, for United States federal, state and local tax purposes, to treat (1) a Unit as an investment unit composed of two separate instruments, in accordance with its form and (2) the Notes as indebtedness of the Company; and (3) the allocation of the $50 stated amount per Unit between the Purchase Contract and the Note so that such Holder’s initial tax basis in each Purchase Contract will be $39.39544 and such Holder’s initial tax basis in each Note will be $10.604556; and

(v)        agrees to be bound by the terms and provisions thereof.

SECTION 4.03. Delivery Upon Settlement of the Purchase Contracts.

(a)        Unless the Purchase Contracts have previously settled, the Company shall on the Mandatory Settlement Date issue and deliver to the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts, the aggregate number of shares of Common Stock to which such Holders are entitled hereunder, registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such shares of Common Stock, together with any dividends or distributions which shall have been paid thereon, the related record date for which shall have occurred after the due date for the delivery of the Common Stock to the Purchase Contract Agent, the “Purchase Contract Settlement Fund”).

(b)        Upon book-entry transfer of the Units or Separate Purchase Contracts or delivery of Units or Separate Purchase Contracts in definitive form to the Purchase Contract Agent with duly completed transfer instructions by a Holder or by or on behalf of a Beneficial Owner, the Purchase Contract Agent shall transfer to such Holder or to or on behalf of such Beneficial Owner the shares of Common Stock underlying such Purchase Contracts, together with (i) cash in lieu of fractional shares as provided in Section 4.04, (ii) the Separate Note (in the case of the transfer or delivery of Units, but not in the case of settlement on the Mandatory Settlement Date if there remain no unpaid amounts thereon (whether principal, premium, interest or otherwise) on the Mandatory Settlement Date) and (iii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all stock transfer and similar taxes attributable to the delivery thereof, unless any such transfer or similar tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such transfer or similar tax and no such registration shall be made unless the Person requesting such registration has paid any such transfer or similar taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

In the event a Holder fails to effect such transfer or delivery, the shares of Common Stock underlying such Purchase Contracts, and any distributions thereon comprising a part of the Purchase Contract Settlement Fund, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)        the surrender of the relevant Units or Separate Purchase Contracts or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii)        the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.

SECTION 4.04. No Fractional Shares.   No fractional shares of Common Stock or scrip certificates representing fractional shares of Common Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Security shall be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as the case may be. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 4.04 in a timely manner.

SECTION 4.05. Consequences of Bankruptcy.  The Mandatory Settlement Date for each Purchase Contract, whether held separately or as part of a Unit, shall automatically accelerate upon the occurrence of a Termination Event with respect to the Company. Upon such acceleration, Holders will be entitled to receive a number of shares of Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to such acceleration (regardless of the market value of the Common Stock at that time).

ARTICLE V

ADJUSTMENTS

SECTION 5.01. Adjustments to the Fixed Settlement Rates.

(a)        Each Fixed Settlement Rate shall be adjusted, from time to time and without duplication, by the Company as described in this Section 5.01 upon the occurrence of any of the following events:

(i) the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 = SR0 x (OS1 ÷ OS0)

where,

SR0	=

the Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1	=	the Fixed Settlement Rate in effect immediately after the open of business on such Ex-Date or immediately after the open of business on such effective date, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to such Ex-Date or immediately prior to such effective date, as the case may be, in either case prior to giving effect to such event; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) the issuance to all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the average of the Daily VWAPs for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the date of the announcement of such issuance, in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 = SR0 x (OS0 + X) ÷ (OS0 + Y)

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

SR1	=	the Fixed Settlement Rate in effect immediately after the open of business on such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Daily VWAPs for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the announcement date for such issuance.

Any increase made under this clause (ii) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, each Fixed Settlement Rate shall be decreased, effective as of the date of such expiration, to the Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Fixed Settlement Rate that would then be in effect if the Record Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Daily VWAPs for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) the dividend or other distribution to all holders of the Common Stock of shares of Capital Stock of the Company (other than Common Stock), evidences of the Company’s indebtedness, the Company’s assets or rights to acquire Capital Stock of the Company, indebtedness or assets of the Company (excluding any dividend, distribution or issuance as to which an adjustment was made pursuant to clauses (i) or (ii) above, (iv) below or the provisions of this clause (iii) relating to spin-offs), in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 = SR0 x SP0 ÷ (SP0 - FMV)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

SR1 =	the Fixed Settlement Rate in effect immediately after the open of business on such Ex-Date;

SP0 =	the average of the Daily VWAPs for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding such Ex-Date; and

FMV =

the fair market value (as determined by the Board of Directors), on the Ex-Date, for such dividend or distribution of the shares of Capital Stock of the Company, evidences of indebtedness, assets or rights so distributed, expressed as an amount per share of Common Stock.

Any increase made under this portion of clause (iii) will become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such distribution is not so paid or made, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to pay the dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national or regional securities exchange, then each Fixed Settlement Rate will instead be adjusted based on the following formula:

SR1 = SR0 x (FMV0 + MP0) ÷ MP0

where,

SR0 =

the Fixed Settlement Rate in effect immediately prior to the close of business on the 10th consecutive Trading Day commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange;

SR1 =

the Fixed Settlement Rate in effect immediately after the close of business on the 10th consecutive Trading Day commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange;

FMV0 =

the average of the VWAPs of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading”

commences for such dividend or distribution on the NASDAQ Global Select Market or such other United States national or regional securities exchange on which such Capital Stock or similar equity interests are then listed; and

MP0 =

the average of the Daily VWAPs of the Common Stock over each of the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution.

The adjustment to each Fixed Settlement Rate under this portion of clause (iii) will become effective immediately after the close of business on the 10th consecutive Trading Day commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange; provided that in respect of any settlement within 10 Trading Days immediately following the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange, the reference set forth in the calculation above to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such third Trading Day and the applicable settlement date in determining the applicable Fixed Settlement Rates.

(iv) the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (iii) above, (b) any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries referred to in clause (v) below and (c) any regular quarterly dividend that does not exceed $0.12 per share (the “Dividend Threshold Amount”), in which event, each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 = SR0 x SP0 ÷ (SP0 - C)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SR1 =	the Fixed Settlement Rate in effect immediately after the open of business on such Ex-Date;

SP0 =	the average of the Daily VWAPs for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding such Ex-Date; and

C =

the amount in cash per share the Company distributes to holders of Common stock in excess of the Dividend Threshold Amount; provided that if the distribution is not a regular quarterly cash dividend, then the Dividend Threshold Amount will be deemed to be zero.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Fixed Settlement Rate is adjusted (by multiplying the Dividend Threshold

Amount by a fraction, the numerator of which will be the Minimum Settlement Rate in effect immediately prior to the adjustment and the denominator of which will be the Minimum Settlement Rate as adjusted), but no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Fixed Settlement Rate pursuant to this clause (iv). Any increase to each Fixed Settlement Rate made pursuant to this clause (iv) shall become effective immediately after the open of business on the Ex-Date for such distribution. If any dividend or distribution described in this clause (iv) is declared but not so paid or made, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Fixed Settlement Rate that would then be in effect if such distribution had not been declared.

(v) the Company or one or more of its Subsidiaries makes purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or one of its Subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Daily VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 = SR0 x (FMV + (SP1 x OS1)) ÷ (SP1 x OS0)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV =

the fair market value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1 =

the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP1 =	the average Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.

The adjustments to the Fixed Settlement Rates under this clause (v) will become effective immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any settlement within 10 Trading Days immediately following, and including, the Expiration Date, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the applicable settlement date in determining the applicable Fixed Settlement Rates. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company or the relevant Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Fixed Settlement Rates shall be immediately adjusted to the Fixed Settlement Rates that would then be in effect if such tender or exchange offer had not been made.

(b)        Except as stated in subsection (a) above or as otherwise agreed, the Fixed Settlement Rates shall not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock. In addition, there shall be no adjustment to the Fixed Settlement Rates in case of the issuance of any shares of Common Stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section 5.01 and Section 5.02.

(c)        To the extent that the Company has a rights plan in effect upon settlement of a Purchase Contract, the Holder of such Purchase Contract will receive, in addition to Common Stock, the rights under the rights plan, unless, prior to the settlement of such Purchase Contract, the rights have separated from the Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation as if the Company made a distribution to all holders of the Common Stock as described in Section 5.01(a)(iii), subject to readjustment in accordance with Section 5.01 (a)(iii) in the event of the expiration, termination or redemption of such rights.

(d)        The Company may, but shall not be required to, make such increases in each Fixed Settlement Rate as the Company deems advisable. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each Fixed Settlement Rate. No adjustment in either Fixed Settlement Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the Company’s fiscal year commencing with the 2014 fiscal year and (y) upon the Mandatory Settlement Date or any earlier Fundamental Change Early Settlement Date, Early Settlement Date or Early Mandatory Settlement Date.

(e)        Adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share.

(f)        Whenever the Fixed Settlement Rates are adjusted, the Company must deliver to the Purchase Contract Agent an Officers’ Certificate setting forth each Fixed Settlement Rate, detailing the calculation of each Fixed Settlement Rate and describing the facts upon which the adjustment is based. In addition, the Company must notify the Holders of Units and Separate Purchase Contracts of the adjustment within 10 Business Days of any event requiring such adjustment and describe in reasonable detail the method by which each Fixed Settlement Rate was adjusted; such notification may be made by a press release (notwithstanding Section 1.06). The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Purchase Contracts to determine whether any facts exist that may require any adjustment of any Fixed Settlement Rate or Reference Property, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or other Reference Property that may at the time be delivered with respect to any Purchase Contract, and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to transfer or deliver any shares of Common Stock or other Reference Property pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. All calculations and determinations pursuant to this Article 5 shall be made by the Company or its agent and under no circumstances shall the Purchase Contract Agent have any responsibility with respect thereto.

(g)        Each adjustment to each Fixed Settlement Rate shall result in a corresponding adjustment to the Early Settlement Rate and the Early Mandatory Settlement Rate. Each adjustment to each Fixed Settlement Rate will also result in a corresponding adjustment to the Applicable Market Value solely to determine which of the three clauses in the definition of Settlement Rate will be applicable on the Mandatory Settlement Date. In addition, if any adjustment to the Settlement Rate becomes effective, or any Ex-Date or Record Date for any issuance, dividend or distribution (relating to a required Fixed Settlement Rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on the first Trading Day of the 20 Trading Day period during which the Applicable Market Value is calculated or (ii) in the case of an Early Settlement, an Early Settlement upon a Fundamental Change or an exercise of the Company’s Early Mandatory Settlement Right, the relevant Early Settlement Date, Fundamental Change Early Settlement Date or Early Mandatory Settlement Date and, in each case, ending on, and including, the date on which the Company delivers shares of its Common Stock under the related Purchase Contract, the Company will make appropriate adjustments to the Fixed Settlement Rates, the Applicable Market Value and/or the number of shares of its Common Stock deliverable upon settlement of the Purchase Contract, in each case, consistent with, and in order to give effect to the intent of, the provisions of this Section 5.01.

(h)        In connection with any Business Combination, the Dividend Threshold Amount shall be subject to adjustment as described in Section 5.02(b).

(i)        The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Article 5, and its action in so doing shall be final and conclusive.

(j)        For purposes of Section 5.01 and Section 5.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 5.02. Business Combinations.

(a)        In the event of any consolidation, merger, sale or transfer of assets, share exchange or other reorganization event, in each case, pursuant to which the Common Stock is converted into the right to receive other securities, cash or property (each, a “Business Combination”), then, at and after the effective time of the Business Combination, (i) each Purchase Contract then outstanding shall become a Purchase Contract to purchase the kind and amount of securities, cash or property receivable upon any such Business Combination by the holder of one share of Common Stock, multiplied by the applicable Settlement Rate (the “Reference Property” with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive in the Business Combination) and (ii) the Applicable Market Value of the Common Stock shall be calculated based on the value of a Unit of Reference Property that a holder of one share of Common Stock would have received in such transaction, as follows (x) with respect to any publicly traded securities that comprise all or part of the Reference Property, based on the Daily VWAP of such securities which shall be calculated based on the value of one Unit of Reference Property, (y) in the case of any cash that comprises all or part of the Reference Property, based on the amount of such cash and (z) in the case of any other property that comprises all or part of the Reference Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Reference Property shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election. In the event of a Business Combination where the Company is not the successor Person, such Person formed by such Business Combination shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Purchase Contract (whether or not included in a Unit) shall have the rights provided by this Section 5.02. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such Business Combination, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5.01 (with respect to any Reference Property consisting of publicly traded common equity securities) and this Section 5.02. The above provisions of this Section 5.02 shall similarly apply to successive Business Combinations. The Company shall notify Holders of the composition of the Reference Property as soon as practicable after such determination is made. The Company shall not become a party to any Business Combination unless its terms are consistent with this Section 5.02.

(b)        In connection with any Business Combination, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i)        In the case of a Business Combination in which the Reference Property (determined, as appropriate, pursuant to Section 5.02 and excluding cash payments made for fractional shares and cash payments made in respect of any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Business Combination will be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Business

Combination, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Business Combination (such quotient rounded down to nearest cent).

(ii)       In the case of a Business Combination in which the Reference Property (determined, as appropriate, pursuant to Section 5.02 and excluding cash payments made for fractional shares and cash payments made in respect of any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Business Combination will be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Business Combination, multiplied by (y) the Merger Valuation Percentage for such Business Combination (such product rounded down to nearest cent).

(iii)       For the avoidance of doubt, in the case of a Business Combination in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding cash payments made for fractional shares and cash payments made in respect of any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Business Combination will be equal to zero.

SECTION 5.03. Early Settlement Upon a Fundamental Change.

(a)       If a Fundamental Change occurs and a Holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, such Holder shall receive a number of shares of Common Stock (or cash, securities or other property) based on the Fundamental Change Early Settlement Rate (the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts, during the period beginning on, and including, the Effective Date of the Fundamental Change and ending on, and including, the 30th Business Day thereafter (or, if earlier, the third Business Day immediately preceding the Mandatory Settlement Date) (the “Fundamental Change Early Settlement Date”). None of the Purchase Contract Agent, the Trustee or any Paying Agent shall have any duty or obligation to determine if a Fundamental Change has occurred in connection with the Purchase Contracts.

(b)       The Company shall provide the Purchase Contract Agent and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within five Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on its website. The notice shall set forth (i) the applicable Fundamental Change Early Settlement Rate, (ii) the kind and amount of the cash, securities and other consideration receivable by the Holder upon settlement and (iii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised. In addition to the foregoing, the notice may set forth such additional information as the Company shall deem appropriate. The Purchase Contract Agent shall have no responsibility or duty to determine whether a Fundamental Change has occurred.

(c)        The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i)        in the case of a Fundamental Change described in clause (ii) of the definition thereof in which holders of shares of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and

(ii)        in all other cases, the average of the Daily VWAPs of the Common Stock on each of the 10 consecutive Trading Days ending on and including the Trading Day immediately preceding the Effective Date.

(d)        The Stock Prices set forth in the first column of the table below shall be adjusted as of any date on which any Fixed Settlement Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Minimum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Settlement Rate as so adjusted. The number of shares in the table below shall be adjusted in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(e)        The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Effective Date set forth below:

		Effective Date
Stock Price	May 21, 2014	May 15, 2015	May 15, 2016	May 15, 2017
$2.00	4.3667	4.5958	4.8375	5.1124
$3.00	4.3738	4.6040	4.8459	5.1124
$4.00	4.3699	4.6062	4.8501	5.1124
$5.00	4.3483	4.5977	4.8517	5.1124
$6.00	4.3043	4.5683	4.8454	5.1124
$7.00	4.2408	4.5123	4.8162	5.1124
$8.00	4.1664	4.4340	4.7490	5.1124
$9.00	4.0907	4.3452	4.6456	5.1124
$9.78	4.0357	4.2772	4.5532	5.1124
$10.50	3.9902	4.2200	4.4709	4.7619
$11.00	3.9621	4.1846	4.4197	4.5455
$11.25	3.9493	4.1687	4.3968	4.4456
$12.00	3.9150	4.1262	4.3380	4.4456
$12.33	3.9021	4.1105	4.3176	4.4456
$12.50	3.8958	4.1030	4.3081	4.4456
$13.00	3.8792	4.0835	4.2846	4.4456
$14.00	3.8534	4.0544	4.2537	4.4456
$15.00	3.8354	4.0357	4.2377	4.4456
$16.00	3.8235	4.0244	4.2302	4.4456
$17.00	3.8161	4.0180	4.2271	4.4456
$18.00	3.8117	4.0148	4.2260	4.4456
$19.00	3.8095	4.0134	4.2258	4.4456
$20.00	3.8086	4.0130	4.2259	4.4456

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)        if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)       if the Stock Price is greater than $20.00 per share, subject to adjustment in the same manner as the Stock Prices set forth in the table above, the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii)      if the Stock Price is less than $2.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above, the “Minimum Stock Price”) the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, using straight line interpolation, as described in clause (i) of this Section 5.03(e), if the Effective Date is between two dates in the table. The maximum number of shares of Common Stock deliverable under a Purchase Contract following a Fundamental Change is 5.1124, subject to adjustment in the same manner as the Fixed Settlement Rates as set forth under Section 5.01.

(f)        If a Holder exercises its Fundamental Change Early Settlement Right following the Effective Date of a Fundamental Change described in clause (ii) of the definition thereof, the Company shall deliver to such Holder, for each Purchase Contract being settled early, the kind and amount of securities, cash or other property that such Holder would have been entitled to receive in such Fundamental Change as a holder of a number of shares of the Common Stock equal to the Fundamental Change Settlement Rate. If such Fundamental Change causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) and the Holder exercises the Fundamental Change Early Settlement Right, the Company shall deliver to such Holder the types and amounts of consideration as are proportional to the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company shall deliver the shares of Common Stock, securities, cash or other property payable as a result of such Holder’s exercise of the Fundamental Change Early Settlement Right no later than the third Business Day following the Fundamental Change Early Settlement Date.

(g)       If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Early Settlement Date, any subsequent Early Mandatory Settlement Date, or any subsequent Fundamental Change Early Settlement Date or the Mandatory Settlement Date, including, if applicable, the provisions set forth in Section 5.02 regarding the occurrence of a Business Combination.

(h)       If a Holder exercises the Fundamental Change Early Settlement Right, each of the Holder, the Company and the Purchase Contract Agent shall be required to comply with their respective obligations under the provisions of Section 5.04(b)(i) through (iii), (d), (e) and (f) as if an Early Settlement had occurred.

SECTION 5.04. Early Settlement.

(a)        Subject to and upon compliance with the provisions of this Section 5.04, on any Trading Day prior to the third Business Day immediately preceding the Mandatory Settlement Date, a Holder may elect to settle its Purchase Contracts early (“Early Settlement”), in whole or in part, and receive shares of Common Stock, at the Early Settlement Rate, subject to adjustment as described in Section 5.01.

(b)        A Holder’s right to receive Common Stock upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(i)         delivery of a written and signed notice of election (an “Early Settlement Notice”) to the Purchase Contract Agent electing Early Settlement of such Purchase Contract;

(ii)        surrendering the relevant Definitive Security, if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed, or if such Purchase Contract is represented by a Global Security, compliance with the applicable procedures of the Depositary; and

(iii)      payment by such Holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any Person other than such Holder pursuant to subsection (d) below.

If a Holder complies with the requirements set forth in clauses (i) through (iii) above earlier than the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in clauses (i) through (iii) above after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next Business Day shall be considered the “Early Settlement Date.”

(c)        Upon surrender or book-entry transfer of such Purchase Contracts or the related Units, the Company shall cause a number of shares of Common Stock, calculated at the Early Settlement Rate, to be issued and delivered, together with payment in lieu of any fraction of a share as provided in Section 4.04, no later than the third Business Day following the Early Settlement Date.

(d)        Any shares referred to in Section 5.04(c) above shall be registered in the name of the Holder or the Holder’s designee, and shall be delivered, as specified on the applicable form of Election to Settle Early provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock deliverable in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered

Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(e)        In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement the Company shall execute and the Trustee shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security, in the same form as the Units submitted to effect such Early Settlement, evidencing a number of Separate Notes equal to the number of Purchase Contracts as to which Early Settlement was effected.

(f)        In the event that Early Settlement is effected with respect to Purchase Contracts represented by fewer than all the Purchase Contracts evidenced by a Security, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

SECTION 5.05. Early Mandatory Settlement at the Company’s Election.

(a)        The Company has the right to settle the Purchase Contracts early, in whole but not in part (the “Early Mandatory Settlement Right”), on a date fixed by it (the “Early Mandatory Settlement Date”) at the Early Mandatory Settlement Rate.

(b)        If the Company elects to exercise its Early Mandatory Settlement Right, the Company will provide the Purchase Contract Agent and the Holders of Units, Separate Purchase Contracts and Separate Notes with a notice of its election (the “Early Mandatory Settlement Notice”), issue a press release announcing its election and post such press release on its website. The Early Mandatory Settlement Notice shall specify, among other things:

(i)        the Early Mandatory Settlement Rate;

(ii)       the Early Mandatory Settlement Date, which will be at least 5 but no more than 30 Business Days following the date of the Company’s notice (the “Notice Date”);

(iii)      that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be, as described in the Indenture;

(iv)       the Repurchase Price and Repurchase Date (each as defined in the Indenture);

(v)        the last date on which Holders may exercise their Repurchase Right (as defined in the Indenture); and

(vi)       if applicable, the procedures that Holders must follow to require the Company to repurchase their Notes (in accordance with the Indenture).

(c)        Upon surrender or book-entry transfer of such Purchase Contracts or the related Units, the Company shall cause a number of shares of Common Stock, calculated at the Early

Mandatory Settlement Rate, to be issued and delivered, together with payment in lieu of any fraction of a share as provided in Section 4.04, no later than the Early Mandatory Settlement Date.

ARTICLE VI

REMEDIES

SECTION 6.01. Unconditional Right of Holders to Receive Shares of Common Stock. Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

SECTION 6.02. Notice to Purchase Contract Agent; Limitation on Proceedings.  Holders of not less than 25% of outstanding Equity-Linked Securities, by notice given to the Purchase Contract Agent, may request that Purchase Contract Agent to institute proceedings with respect to a default relating to any covenant hereunder. No Holder of Equity-Linked Securities may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of security or indemnity reasonably satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that may be incurred in compliance with such request or direction. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of Common Stock deliverable upon settlement of the Purchase Contracts on the Mandatory Settlement Date or any Early Settlement Date, Early Mandatory Settlement Date, or Fundamental Change Settlement Date.

SECTION 6.03. Restoration of Rights and Remedies.   If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 6.04. Rights and Remedies Cumulative.   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.05. Delay or Omission Not Waiver.  No delay or omission of any Holder to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the

Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

SECTION 6.06. Undertaking for Costs.   All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Common Stock or other Reference Property under the Purchase Contracts held by such Holder.

SECTION 6.07. Waiver of Stay or Execution Laws.   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.08. Control by Majority.   The Holders of not less than a majority of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received security or indemnity reasonably satisfactory to it against costs, expenses and liabilities that may be incurred in connection with such request or direction. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law, rule, regulation or order or the Purchase Contract Agreement, that may involve it in personal liability or that may be unduly prejudicial to the Holders of Purchase Contracts not joining in the action.

ARTICLE VII

THE PURCHASE CONTRACT AGENT

SECTION 7.01. Certain Duties and Responsibilities.

(a)        The Purchase Contract Agent:

(i)         undertakes to perform, with respect to the Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and

(ii)       in the absence of bad faith on its own part, may, with respect to the Purchase Contracts and Equity-Linked Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform in so far as matters of form but not substance are concerned to the requirements of this Agreement (but need not confirm or investigate the accuracy or completeness of the mathematical calculations or other facts, statements, opinions or conclusions stated or contained therein and may assume the genuineness of all signatures).

(b)       No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own bad faith (as determined by a court of competent jurisdiction in a final non-appealable order), except that:

(i)        this subsection (b) shall not be construed to limit the effect of subsections (a) and (c) of this Section;

(ii)       the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or any other Person, unless it shall be proved that a Responsible Officer of the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts;

(iii)      the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Outstanding Purchase Contracts, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or exercising any trust or power conferred upon the Purchase Contract Agent, under this Agreement with respect to the Outstanding Purchase Contracts.

(c)       No provision of this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability satisfactory to the Purchase Contract Agent is not provided to it.

(d)       Whether or not herein or therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Notice of Default.   Within 90 days after a Responsible Officer of the Purchase Contract Agent has actual knowledge of the occurrence of any default by the Company hereunder, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Equity-Linked Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived.

SECTION 7.03. Certain Rights of Purchase Contract Agent.  Subject to the provisions of Section 7.01:

(a)        the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)        whenever in the administration of this Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)        the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)        the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion may make such reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Company’s normal business hours, to examine the relevant books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f)        the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;

(g)        the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have provided to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h)        the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i)         the Purchase Contract Agent shall not be deemed to have notice or be charged with knowledge of any adjustment to the Settlement Rate, the occurrence of any Termination Event or any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of such adjustment to the Settlement Rate, occurrence of any Termination Event or default is received by a Responsible Officer of the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Purchase Contracts and this Agreement;

(j)         the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)        the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder (including as Trustee, whether or not the Trustee is expressly referenced in connection with any such rights, privileges, protections, immunities and benefits), and to each agent, custodian and other Person employed in any capacity whatsoever to act hereunder and shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement;

(l)         in no event shall either of the Purchase Contract Agent or the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase Contact Agent or the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)       the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein;

(n)        the Purchase Contract Agent shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(o)        the Purchase Contract Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.

SECTION 7.04. Not Responsible for Recitals.   The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

SECTION 7.05. May Hold Units and Purchase Contracts.  Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent or the Trustee and their respective Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

SECTION 7.06. Money Held in Custody.  Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder.

SECTION 7.07. Compensation, Reimbursement and Indemnification.     The Company agrees:

(a)        to pay to the Purchase Contract Agent, from time to time, compensation for all services rendered by it hereunder as the Company and the Purchase Contract Agent shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)        except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be determined to have been caused by the Purchase Contract Agent’s own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable order); and

(c)        to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent, the Trustee and their respective directors, officers, employees, agents and representatives for, and to hold them harmless against, any loss, liability or expense (including, without limitation, damages, fines, penalties, suits, actions, demands, costs, and legal fees and expenses) incurred without gross negligence, willful misconduct or bad faith on their part (as determined by a court of competent jurisdiction in a final non-appealable order), and further including taxes (other than taxes based upon, measured by or determined by the income of the Purchase Contract Agent or the Trustee) related to, arising out of or in connection with the acceptance or administration of the Purchase Contract Agent’s or the Trustee’s duties hereunder or any modification, supplement or waiver of any of the terms hereof, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions hereof.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction and discharge of the Equity-Linked Securities and the termination for any reason of this Agreement.

As security for the performance of the obligations of the Company under this Section the Purchase Contract Agent shall have a lien prior to the Securities upon all property and funds held or collected by the Purchase Contract Agent as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

SECTION 7.08. Corporate Purchase Contract Agent Required; Eligibility.  There shall at all times be a Purchase Contract Agent hereunder which shall be an entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such an entity in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.09. Resignation and Removal; Appointment of Successor.

(a)        No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10 and, unless waived by the Purchase Contract Agent, the payment in full of all amounts due and owing to such Purchase Contract Agent hereunder.

(b)        The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company at least 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)        The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority of the Outstanding Purchase Contracts delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by

Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the delivery of such Act, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d)       If at any time:

(i)        the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii)       the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e)        If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)        The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

(g)       At any time there shall be only one Purchase Contract Agent with respect to the Securities.

SECTION 7.10. Acceptance of Appointment by Successor.

(a)        In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring

Purchase Contract Agent; but, at the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment of its charges and all other amounts payable to it hereunder, execute, acknowledge and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent (other than rights to indemnification, compensation and reimbursement of expenses) and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder (other than those relating to unassigned rights).

(b)        Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph Section 7.10(a) of this Section.

(c)        No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

(d)        Upon acceptance of appointment by a successor Purchase Contract Agent as provided in this Section, the Company shall transmit notice of the succession of such Purchase Contract Agent hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor Purchase Contract Agent, the successor Purchase Contract Agent shall cause such notice to be transmitted at the expense of the Company. A resigning or removed Purchase Contract Agent shall have no responsibility or liability for the action or inaction of any successor Purchase Contract Agent.

SECTION 7.11. Merger; Conversion; Consolidation or Succession to Business.    Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. If any Securities shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Securities so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Purchase Contracts.

SECTION 7.12. Preservation of Information; Communications to Holders.

(a)        The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b)        If three or more Holders (such three or more Holders, the “applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment acceptable to the Purchase Contract Agent, of the reasonable expenses of such mailing.

SECTION 7.13. No Obligations of Purchase Contract Agent or Trustee.  Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent and the Trustee assume no obligations and shall not be subject to any liability under this Agreement or Security evidencing a Unit or Purchase Contract in respect of the obligations of the Holder of any Unit or Purchase Contract thereunder. The Company agrees, and each Holder of a Note, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Securities on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts (whether held as components of Units or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article 3 hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or the Trustee or their respective officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits.

SECTION 7.14. Tax Compliance.

(a)        The Company and the Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Purchase Contracts or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing at the expense of the Company of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Company shall deliver to the Purchase Contract Agent an Officers’ Certificate similar to that required to be provided under Section 4.06 of the Indenture setting forth all necessary information to enable the Purchase Contract Agent to comply with the provisions of this Section 7.14.

(b)        The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

(c)        The Purchase Contract Agent shall maintain, and the Company shall cooperate in the maintenance of all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE VIII

SUPPLEMENTAL AGREEMENTS

SECTION 8.01. Supplemental Agreements Without Consent of Holders.    Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company, the Purchase Contract Agent and the Trustee, to:

(i)         evidence the succession of another Person to the Company’s obligations;

(ii)        add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers hereunder;

(iii)       evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv)       make provision with respect to the rights of Holders pursuant to adjustments in the Settlement Rate due to Business Combinations as described in this Agreement;

(v)        conform the provisions of this Agreement to the “Description of the Purchase Contracts” section in the Prospectus Supplement;

(vi)       evidence waiver by the Company of or to remove from this Agreement the Company’s rights to settle the Purchase Contracts early pursuant to Section 5.05 hereof;

(vii)      cure any ambiguity or omission or to correct or supplement any provisions that may be defective or inconsistent with other provisions hereof, provided such change does not adversely affect the interests or rights of any Holder in any material respect; or

(viii)     to make any other change that does not adversely affect the interests or rights of any Holder in any material respect.

SECTION 8.02. Supplemental Agreements With Consent of Holders.  With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company, the Purchase Contract Agent and the Trustee, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent and the Trustee may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby,

(i)         reduce the number of shares of Common Stock deliverable upon settlement of the Purchase Contracts;

(ii)        change the Mandatory Settlement Date, the right to settle Purchase Contracts early or the Fundamental Change Early Settlement Right, or otherwise adversely affect the Holder’s rights to receive delivery of the number of shares of Common Stock, cash in lieu of any fractional share and/or other property as described herein due upon settlement of any Purchase Contract on the due dates therefor;

(iii)       reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or this Agreement; or

(iv)       impair the right to institute suit for the enforcement of the Purchase Contracts.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03. Execution of Supplemental Agreements.   In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent and the Trustee shall be provided, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise and shall have the right to indemnity as provided in Article 7 of this Agreement.

SECTION 8.04. Effect of Supplemental Agreements.      Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

SECTION 8.05. Reference to Supplemental Agreements.      Securities authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities (by the Purchase Contract Agent and the Trustee, as applicable).

SECTION 8.06. Notice of Amendment.   After any supplemental agreement under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental agreements; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of any supplemental agreement under this Article 8.

ARTICLE IX

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions.  The Company covenants that it will not merge with and into or consolidate with or into any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:

(i)         the Company is the surviving entity or the successor entity, if other than the Company, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that successor entity expressly assumes all of the Company’s obligations under the Units, the Purchase Contracts and this Agreement by an agreement supplemental hereto, executed and delivered to the Purchase Contract Agent and the Trustee;

(ii)        immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default under the Units, the Purchase Contracts or this Agreement shall have occurred and be continuing; and

(iii)       the Company has delivered to the Purchase Contract Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease or conveyance and such supplemental agreement comply with this Article 9 and that all conditions precedent herein provided for related to such transaction have been complied with.

SECTION 9.02. Rights and Duties of Successor Entity.  In case of any such merger, consolidation, sale, assignment, transfer or conveyance (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 9.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and, upon satisfaction of all conditions precedent to such assumption hereunder, the Company will be relieved of any further obligation under this Agreement and the Purchase Contracts. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of Banc of California, Inc., any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any such Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any such Security evidencing Units or Purchase Contracts that such successor entity thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the

Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Equity-Linked Securities thereafter to be issued as may be appropriate.

ARTICLE X

COVENANTS OF THE COMPANY

SECTION 10.01. Performance Under Purchase Contracts.   The Company covenants and agrees for the benefit of the Holders from time to time of the Purchase Contracts that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

SECTION 10.02. Maintenance of Office or Agency.  The Company will maintain an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Mandatory Settlement Date, any Early Settlement Date or any Early Mandatory Settlement Date and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent (the “Paying Agent”) in such city.

SECTION 10.03. Statements of Officers of the Company as to Default; Notice of Default.

(a)        The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which fiscal year end as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b)        The Company shall deliver to the Purchase Contract Agent, as soon as possible but, in any event, within five days after the Company becomes aware of the occurrence thereof, notice of any default in the performance and observance of any of the terms, provisions and conditions hereof and the status thereof.

SECTION 10.04. Existence.  Except as otherwise permitted under Article 9, the Company will do or cause to be done all things necessary to maintain in full force its legal existence, rights (charter and statutory) and franchises, except that the Company is not required to preserve any right or franchise if the Company determines that it is no longer desirable in the conduct of its business.

SECTION 10.05. Company to Reserve Common Stock.   The Company shall at all times that the Purchase Contracts remain outstanding prior to the Mandatory Settlement Date reserve and keep available, free from preemptive rights or other encumbrances, out of its authorized but unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, that number of shares of Common Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement at the Maximum Settlement Rate.

SECTION 10.06. Covenants as to Common Stock; Listing.

The Company covenants that all shares of Common Stock that may be issued upon settlement of any Purchase Contract represented by the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights. Prior to the settlement of any Purchase Contract, the shares of common stock underlying each Purchase Contract will not be outstanding, and the Holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of Common Stock by virtue of holding such Purchase Contract.

SECTION 10.07. Tax Treatment.   The Company agrees, and by purchasing a Unit or a beneficial ownership interest in a Unit, each Holder and each beneficial owner of a beneficial ownership interest in a Unit agrees, for United States federal, state and local tax purposes, to treat (1) a Unit as an investment unit composed of two separate instruments, in accordance with its form and (2) the Notes as indebtedness.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANC OF CALIFORNIA, INC.

By:	/s/ Steven A. Sugarman
	Name:	Steven A. Sugarman
	Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Purchase Contract Agent

By:	/s/ K. Wendy Kumar
	Name:	K. Wendy Kumar
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ K. Wendy Kumar
	Name:	K. Wendy Kumar
	Title:	Vice President

[Signature Page to Purchase Contract Agreement]

EXHIBIT A

[FORM OF FACE OF UNIT]

[INCLUDE IF A GLOBAL UNIT]

[THIS UNIT IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS UNIT IS EXCHANGEABLE FOR UNITS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS UNIT (OTHER THAN A TRANSFER OF THIS UNIT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY UNIT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

BANC OF CALIFORNIA, INC.

8.00% Tangible Equity Unit

CUSIP No. 05990K700

No.
[Initial][1] Number of Units

This Unit certifies that [CEDE & CO.]2 [                           ] (the “Holder”), or registered assigns, is the registered owner of [the number of Units set forth above] [the number of Units shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed                          Units]3.

Each Unit consists of (i) a Purchase Contract (attached hereto as Attachment 3) and (ii) a Note (attached hereto as Attachment 4), in each case issued by the Company. Each Unit evidenced hereby is governed by the Purchase Contract Agreement, dated as of May 21, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, U.S. Bank National Association, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), and U.S. Bank National Association, as Trustee (including its successors hereunder, the “Trustee”) under the Indenture.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

The Company agrees, and by purchasing a Unit each Holder agrees, for United States tax purposes, to treat (1) a Unit as an investment unit composed of two separate instruments, in accordance with its form and (2) the Notes as indebtedness.

The Units, and any claim, controversy or dispute arising under or related to the Units, shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

[1]	Include if a Global Unit.
[2]	Include if a Global Unit.
[3]	Include if a Global Unit.

In the case of any conflict between this Unit and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BANC OF CALIFORNIA, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Units referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Authorized Signatory

Dated:

SCHEDULE A

[INCLUDE IF A GLOBAL UNIT]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL UNIT

The initial number of Units evidenced by this Global Unit is                   . The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Account Manager – Banc of California

Re:	Separation of [Global][4] Units

The undersigned [Beneficial Owner]4 hereby notifies you that it wishes to                      separate              Units [as to which it holds a Book-Entry Interest]4 into the applicable number of Notes and the applicable number of Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of May 21, 2014 among the Company, U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank National Association, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]5 [Beneficial Owner has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in] the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]5 [Beneficial Owner has furnished the undersigned Depository Participant with]4 the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]5 [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]4 (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of Units specified above.

[4]	Include if a Global Unit.
[5]	Exclude if a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]5 [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]4.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]4

By:
Name:
Address:

Attest:

By:

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Account Manager – Banc of California

Re:    Recreation of [Global]6 Units

The undersigned [Beneficial Owner]6 hereby notifies you that it wishes to recreate                    Units [as to which it holds a Book-Entry Interest]6 from the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of May 21, 2014 among the Company, U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank National Association, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]7 [Beneficial Owner has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]6 the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]7 [Beneficial Owner has furnished the undersigned Depository Participant with]6 the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]7 [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]6 the number of Units specified above.

[6]	Include if a Global Unit.
[7]	Exclude if a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]7 [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]6.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT][6]

By:
Name:
Address:

Attest:

By:

ATTACHMENT 3

[INCLUDE IF A GLOBAL UNIT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL PURCHASE CONTRACT IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL PURCHASE CONTRACT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

BANC OF CALIFORNIA, INC.

PURCHASE CONTRACTS

No. [0002]	Initial Number of Purchase Contracts:

This Purchase Contract certifies that CEDE & CO. (the “Holder”), or registered assigns, is the registered owner of the number of Purchase Contracts the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed [                         ] Purchase Contracts.

All capitalized terms used herein that are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, $0.01 par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in which event the provisions of Section 5.03, Section 5.04 or Section 5.05 of the Purchase Contract Agreement shall apply, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BANC OF CALIFORNIA, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement, dated as of May 21, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, U.S. Bank National Association, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and U.S. Bank National Association, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.04 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the absolute owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT: as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee) (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                                                          , to transfer said Purchase Contracts on the books of Banc of California, Inc. with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on or after the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature

Signature Guarantee:

(if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACTS

The initial number of Purchase Contracts evidenced by this certificate is                           . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced by this Certificate	Amount of decrease in number of Purchase Contracts evidenced by this Certificate	Number of Purchase Contracts evidenced by this Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

ATTACHMENT 4

[FORM OF FACE OF NOTE]

[INCLUDE IF A GLOBAL NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

BANC OF CALIFORNIA, INC.

7.50% JUNIOR SUBORDINATED AMORTIZING NOTES

DUE MAY 15, 2017

REGISTERED

CUSIP: 05990K AB2

ISIN: US05990KAB26

No.	[Initial][8] Number of Notes

BANC OF CALIFORNIA, INC., a Maryland corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the initial principal sum of $10.604556 for each of the number of Notes set forth above[, or such other number of Notes as set forth in the Schedule of Increases or Decreases in Global Note attached hereto, which shall not exceed [  ]]9 in quarterly installment payments (each constituting a payment of interest at the rate per year of 7.50% and a partial repayment of principal) payable on May 15, August 15, November 15 and February 15 of each year (each such date, an “Installment Payment Date” and the period from, and including, May 21, 2014 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from and including an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), commencing on August 15, 2014, all as set forth on the reverse hereof, with the final installment payment due and payable on May 15, 2017, subject to the Company’s right to defer such payments in accordance with the terms of the Indenture. The installment payments payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment payment is payable for any period shorter than a full Installment Payment Period, such installment payment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment payment is payable is not a Business Day, then the installment payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Installment payments shall be paid to the person in whose name the Note is registered at the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”) in accordance with the terms of the Indenture. If the Notes do not remain in the form of Global Notes, the Company shall have the right to select Regular Record Dates, which will be more than 14 days but less than 60 days prior to the relevant Installment Payment Date.

Installments shall be payable at the office or agency of the Company maintained for that purpose in accordance with the provisions of the Indenture.

[8]	Include if a Global Note.
[9]	Include if a Global Note.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BANC OF CALIFORNIA, INC.,
as Issuer

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

BANC OF CALIFORNIA, INC.

This Note is one of a duly authorized series of Securities of the Company designated as its “7.50% Junior Subordinated Amortizing Notes due 2017” (herein referred to as the “Notes”), issued under the Indenture, dated as of May 21, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of May 21, 2014, (the “Supplemental Indenture”), between the Company and the Trustee, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. This series of Securities is limited in aggregate principal amount as and to the extent specified in said First Supplemental Indenture.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Each installment shall constitute a payment of interest (at a rate of 7.50% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2014	$0.747754	$0.185579
November 15, 2014	$0.815185	$0.184815
February 15, 2015	$0.830470	$0.169530
May 15, 2015	$0.846041	$0.153959
August 15, 2015	$0.861904	$0.138096
November 15, 2015	$0.878065	$0.121935
February 15, 2016	$0.894529	$0.105471
May 15, 2016	$0.911301	$0.088699
August 15, 2016	$0.928388	$0.071612
November 15, 2016	$0.945795	$0.054205
February 15, 2017	$0.963529	$0.036471
May 15, 2017	$0.981595	$0.018405

Installment payments may be deferred by the Company in accordance with the provisions of Section 2.03(c) of the Supplemental Indenture.

This Note will not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note, and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company occurs and is continuing, then and in each such case either the Trustee or the Holders of not less than 25% in aggregate initial principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if certain conditions are met as set forth in the Indenture.

There is no right of acceleration upon the occurrence of an Event of Default described in Section 5.01(a) of the Supplemental Indenture or as described in Section 501(4) of the Base Indenture.

In the case of the additional Event of Default described in Section 5.01(a) of the Supplemental Indenture, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, attorneys and counsel. If the Company does not pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated, the money adjudged or decreed to be payable.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, subject to the Company’s right to defer installment payments as described therein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are initially issued in the form of Global Notes in initial minimum denominations of one Note and integral multiples in excess thereof.

No charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder in whose name any Note shall be registered upon the Security Register for the Notes as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving installment payments on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or this Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, Officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders hereof and as part of the consideration for the issue of this Note.

The Company and each Holder agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial owner of a beneficial ownership interest in the Notes will be deemed to have agreed, for U.S. federal, state and local tax purposes, to treat the Notes as indebtedness.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

,
as Trustee

By:
Name:
Title:

Attest:

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO: Banc of California, Inc. and U.S. Bank National Association, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from Banc of California, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of the number of Notes below designated, in accordance with the terms of the Indenture and the Notes, together with accrued and unpaid interest to, but excluding, the Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture, dated as of May 21, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of May 21, 2014, between the Company and the Trustee (such senior indenture, as so supplemented, the “Indenture”).

The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Notes and the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL NOTE

The initial number of Notes evidenced by this Global Note is                                      . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced by this Global Note	Amount of increase in number of Notes evidenced by this Global Note	Number of Notes evidenced by this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

[THIS PURCHASE CONTRACT IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS PURCHASE CONTRACT IS EXCHANGEABLE FOR A PURCHASE CONTRACT REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS PURCHASE CONTRACT (OTHER THAN A TRANSFER OF THIS PURCHASE CONTRACT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PURCHASE CONTRACT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PURCHASE CONTRACT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

BANC OF CALIFORNIA, INC.

PURCHASE CONTRACTS

CUSIP No. 05990K130

No.	[Initial][10] Number of Purchase Contracts:

This Purchase Contract certifies that [CEDE & CO.]11 [                             ] (the “Holder”), or registered assigns, is the registered owner of [the number of Purchase Contracts set forth above] [the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed                                          [                    ] Purchase Contracts].12

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein that are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, $0.01 par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in which event the provisions of Section 5.03, Section 5.04 or Section 5.05 of the Purchase Contract Agreement shall apply, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[10]	Include if a Global Purchase Contract.
[11]	Include if a Global Purchase Contract.
[12]	Include if a Global Purchase Contract.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BANC OF CALIFORNIA, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by the Purchase Contract Agreement, dated as of May 21, 2014 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, U.S. Bank National Association, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and U.S. Bank National Association, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.04 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the absolute owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT: as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee) (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                                                                     , to transfer said Purchase Contracts on the books of Banc of California, Inc. with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on or after the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature

Signature Guarantee:

(if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACTS

The initial number of Purchase Contracts evidenced by this certificate is                            . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced by the Global Purchase Contract	Amount of decrease in number of Purchase Contracts evidenced by the Global Purchase Contract	Number of Purchase Contracts evidenced by the Global Purchase Contract following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent